UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2022

NASCENT BIOTECH INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55299	45-0612715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

623 17th Street Suite 4, Vero Beach, FL 32960

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (612) 961-5656

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Securities registered pursuant to Section 12(b) of the Act:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2022, Nascent Biotech Inc. (the “Company”) entered into an agreement with YA II PN, Ltd. (“YA II”), an unrelated third party.  YA II has already loaned the Company $1,000,000.  The third tranche of $500,000.00 will be paid at Closing of this transaction.  In connection with the loan, the Company is issuing YA II its third Convertible Debenture (the “Third Debenture”).  The Third Debenture is for $500,000.00, has a maturity date of one year and is due on September 27, 2023.  The interest rate is six percent (6%) per annum.  The Debenture may be converted at the lesser of $0.30 per share or eighty percent (80%) of the lowest VWAP of the Company’s common stock for ten consecutive trading days immediately prior to the conversion date. The Debenture may be prepaid in accordance with the terms set forth in the Debenture. The Debenture also contains certain representations, warranties, covenants, and events of default including, among other things, if the Company becomes delinquent in its periodic report filings with the Securities and Exchange Commission (the “SEC”). If an event of default occurs, the amount of the principal and interest rate due under the Debentures increases.

YA II will not affect any conversion which will result in its holding more than 9.99% of our common stock. The Debenture provides for certain penalties for failure to timely deliver stock and contains other protective provisions for YA II.  As required, the Company filed its Registration Statement on Form S-1 which was declared effective on September 26, 2022.  As required under the terms of this financing, to date, $1,500,000 of the total proposed loan amount of $1,500,000 principal amount of the Debenture has been received.

The foregoing descriptions of the terms of the Debenture do not purport to be complete and are qualified in their entirety by the complete text of the documents attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the securities described in Item 1.01 was completed in accordance with the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the investor and the Company; and (f) the recipient of the securities made several representations of sophistication, experience, and ability to bear the risks of the investment.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Convertible Debenture.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NASCENT BIOTECH INC.

Date: September 28, 2022	/s/ Lowell Holden
Lowell Holden, CFO

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